Exhibit 10.40
FORM OF AMENDMENT
TO
OPEN MARKET SALE AGREEMENTSM
February 24, 2026
Reference is made to that certain Open Market Sale AgreementSM, dated as of [DATE] (as amended as of [DATE] and as may be further amended or modified from time to time, the “Agreement”), by and between Postal Realty Trust, Inc. (the “Company”), Postal Realty LP (the “Operating Partnership”) and [BANK] (the “Sales Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
RECITALS
A. Pursuant to Section 8(i) of the Agreement, the Agreement may be amended by an agreement in writing signed by the Company, the Operating Partnership and the Sales Agent.
B. Each of the Company, the Operating Partnership and the Sales Agent desire to amend the Agreement through this Amendment with effect on and after the date hereof (the “Effective Date”).
AGREEMENT
SECTION 1. Amendment to the Agreement. The parties agree, from and after the Effective Date, that:
(a)The first paragraph of the Agreement shall be amended and restated in its entirety as follows to increase the aggregate offering price to $300,000,000:

Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose, subject to the terms and conditions stated herein, to issue and sell from time to time through [BANK], as sales agent and/or principal (the “Agent”), shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $300,000,000 on the terms set forth in this agreement and the Master Forward Confirmation (defined below) (together, this “Agreement”).

(b)The second paragraph of the Agreement shall be amended and restated in its entirety as follows:
The Company and the Operating Partnership have also entered into Open Market Sale Agreements (each, an “Alternative Agreement” and collectively, the “Alternative Agreements”), dated as of November 4, 2022 with each of [Jefferies LLC, Truist Securities, Inc. and Stifel, Nicolaus & Company, Incorporated], dated as of November 4, 2024 with each of [Mizuho Securities USA LLC and M&T Securities, Inc.], and dated as of February 24, 2026 with each of [J.P. Morgan Securities LLC and Scotia Capital (USA) Inc.] (and, as applicable, their respective Affiliates) (each, in its capacity as forward purchaser, forward seller, or sales agent/principal thereunder, an “Alternative Agent” and collectively, the “Alternative Agents”) on the terms set forth in the applicable Alternative Agreements. The aggregate offering price of the Shares (defined below) that may be sold pursuant to this Agreement and the Alternative Agreements shall not exceed the Maximum Program Amount (defined below). Notwithstanding

Exhibit 10.40
anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the aggregate offering price of the Shares issued and sold under this Agreement and the Alternative Agreements shall be the sole responsibility of the Company, and the Agent or the Forward Seller, as applicable, shall have no obligation in connection with such compliance.

(c)The definition of “Settlement Date” in Section 1(a) of the Agreement shall be amended and restated in its entirety as follows:

“Settlement Date” means the first business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

(d)Each of Section 2(g) and Section 4(y) is hereby deleted from the Agreement in its entirety to reflect the fact that the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended.

(e)The following is added to the Agreement as Section 5(a)(vi):

(vi)Actively-Traded Security Status. The Common Shares shall be an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
SECTION 2. Miscellaneous.
(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(b) Counterparts. This Amendment may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Exhibit 10.40
(c) Effect of Amendment. Except as and to the extent expressly set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

    POSTAL REALTY TRUST, INC.

    By:
    Name:
    Title:

    POSTAL REALTY LP
    By: Postal Realty Trust, Inc., its general partner

    By:
    Name:
    Title:

[BANK]

By:
Name:
Title: